Exhibit 24
Power of Attorney

KNOW ALL BY THESE PRESENTS, that the person whose signature appears below revokes all prior Powers of Attorney relating to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), and appoints each of Craig Billings, Nick Pannucci, and John Rudy as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and fill power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capabilities, to:

(i)(a) act as an account administrator (as such term may be defined by the Securities and Exchange Commission (the "SEC"), from time to time) with respect to the undersigned's EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned's behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned's EDGAR account;

(ii)designate certain individuals (other than the undersigned) to access and manage the undersigned's EDGAR account as an "account administrator," "user" or "technical administrator" or other such roles as the undersigned or the attorney-in-fact may designate and as such terms may be defined by the SEC, from time to time; and

(iii)to execute, acknowledge, deliver and file any and all filings required by the Act, including Section 16 of the Act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of Wynn Resorts, Limited, a Nevada corporation, including but not limited to Forms 3, 4 and 5 under such Act and any amendments thereto, with the SEC thereby ratifying and confirming all that said attorney-in tact may do or cause to be done by virtue hereof.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument effective as of the 20th day of March, 2026.

Signed: /s/ Craig Jeffrey Fullalove
Craig Jeffrey Fullalove